                                                                     Exhibit 5.1

                                                                    FILE NUMBER
                                                                       865804


                          July 30, 1998

Board of Directors
American General Hospitality Corporation
5605 MacArthur Boulevard, Suite 1200
Irving, Texas 75038

          Re:      Registration Statement on Form S-4
                   Pursuant to Rule 462(b)
                   ----------------------------------
Ladies and Gentlemen:

          We have served as Maryland counsel to American General
Hospitality Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 60,810 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "1933 Act"). The Shares are to be issued by the Company in connection with the merger (the "Merger") of CapStar Hotel Company, a Delaware corporation ("CapStar"), with and into the Company, pursuant to the Agreement and Plan of Merger, dated as of March 15, 1998 (the "Merger Agreement"), by and among the Company, American General Hospitality Operating Partnership, L.P., CapStar Management Company, L.P., CapStar Management Company II, L.P., and CapStar, as described in the Registration Statement on Form S-4 (Registration No. 333-49611), as amended (the "Initial Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

American General Hospitality Corporation
July 30, 1998
Page 2



             1. The Initial Registration Statement in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission"), including the related form of Joint Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") included therein;

             2. The Registration Statement in the form in which it was transmitted to the Commission;

             3. The Charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

             4. The Bylaws of the Company, certified as of a recent date by its Secretary;

             5. Resolutions adopted by the Board of Directors, or a duly authorized committee thereof, relating to (i) the authorization, sale, issuance and registration of the Shares and (ii) the approval of the Merger Agreement, certified as of a recent date by the Secretary of the Company;

             6.  The Merger Agreement;

             7. The form of certificate representing the Shares, certified as of a recent date by the Secretary of the Company;

             8. A certificate of the SDAT, as of a recent date, as to the good standing of the Company;

             9. A certificate executed by the Secretary of the Company, dated as of a recent date; and

             10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

             In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

             1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

American General Hospitality Corporation
July 30, 1998
Page 3



            2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

            3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

            4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise.

            5. All shares of stock of CapStar issued and outstanding immediately prior to the Merger are duly authorized, validly issued, fully paid and non-assessable.

            The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

            Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

            1. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

            2. The Shares have been duly and validly authorized and, when and if issued in accordance with the resolutions of the Board of Directors of the Company authorizing their issuance and the Merger Agreement, will be duly and validly issued, fully paid and nonassessable.

American General Hospitality Corporation
July 30, 1998
Page 4


            The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

            We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

            This opinion is being furnished to you for your submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                   Very truly yours,